SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2004

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURES

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On September 9, 2004, we received a notice from the American Stock Exchange informing us that the Company is not in compliance with Section 1003(d) of the AMEX Company Guide. Section 1003(d) states that the Exchange will normally consider suspending dealings in, or removing from the list, the security which fails to comply with listing or other agreements with the Exchange in any material respect. In this regard, the Exchange noted that the Company had not filed a Form 10-Q for the period ended June 30, 2004, by the extended due date. This delay in filing has been previously announced and reported in our press releases dated August 23, 2004, August 24, 2004 and September 8, 2004, and in Form 8-K filings filed on August 23, 2004, August 25, 2004, and September 8, 2004. The notice requested the Company to contact the American Stock Exchange by September 13, 2004, to i) confirm the receipt of the notice; ii) discuss new developments or financial information of which the Exchange staff may be unaware of, and iii) indicate if the Company intends to submit a plan to bring it into compliance. In order to maintain our AMEX listing, we must submit an acceptable plan by September 17, 2004 advising the Exchange of actions we have taken or will take that would bring the Company into compliance with the Exchange’s continued listing standards by no later than October 25, 2004.

     In response to the notice, on September 10, 2004, the Company contacted the American Stock Exchange to confirm receipt of the letter and discuss the current status of the Second Quarter Report filed on Form 10-Q. The Company also notified the Exchange that it intends to submit a plan which we expect will bring the Company into compliance with the continued listing standards no later that October 25, 2004. The American Stock Exchange indicated that they will evaluate the plan and advise the Company as to its acceptability. If the plan is accepted, the Company will remain listed during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.

     The American Stock Exchange has informed us that, if the Company is not in compliance with the continued listing standards by October 25, 2004, or does not make progress consistent with the plan during the plan period, the Exchange staff will initiate delisting proceedings as appropriate. In addition, the Company may be subject to delisting proceedings if it does not submit a plan, or submits a plan that is not accepted.

     As described in the Company’s Form 8-K dated September 8, 2004 concerning restatement of financial statements and status of delayed second quarter report on Form 10-Q, the Company will file its second quarter report on Form 10-Q as soon as the Company finalizes the accounting relating to the accounting matters in the Form 8-K. The Company will make all efforts to file the 2004 second quarter report on Form 10-Q, containing the restatements for each quarter of 2003 and the first quarter of 2004, as soon as possible and no later than October 25, 2004.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: September 14, 2004	By:	/s/ Gary C. Huber
Gary C. Huber
Vice President-Finance

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